Exhibit 99.01

Recast of Historical Financials – FY11-FY13

SYMANTEC CORPORATION

Trended Condensed Consolidated Balance Sheets (1)

(In millions, unaudited)

	FY2013				FY2012				FY2011
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4

ASSETS

Current assets:
Cash and cash equivalents	$4,685	$4,200	$4,002	$4,082	$3,162	$2,327	$2,215	$2,290	$2,950
Short-term investments	62	52	5	29	49	53	38	7	8
Trade accounts receivable, net	1,031	1,081	735	627	940	1,009	694	676	1,013
Inventories, net	24	20	23	27	28	32	28	28	30
Deferred income taxes	169	160	165	158	166	190	189	191	190
Deferred commissions	130	127	122	128	146	121	110	122	127
Other current assets	315	270	244	262	249	243	240	258	262
Total current assets	6,416	5,910	5,296	5,313	4,740	3,975	3,514	3,572	4,580

Property and equipment, net	1,122	1,130	1,114	1,106	1,100	1,050	1,043	1,040	1,050
Intangible assets, net	977	1,065	1,155	1,244	1,337	1,379	1,477	1,578	1,511
Goodwill	5,841	5,843	5,842	5,842	5,826	5,725	5,732	5,749	5,494
Investment in joint venture	-	-	-	-	-	-	-	14	27
Long-term deferred commissions	29	30	28	28	32	28	26	28	29
Other long-term assets	123	107	145	144	123	142	149	154	150
Total assets	$14,508	$14,085	$13,580	$13,677	$13,158	$12,299	$11,941	$12,135	$12,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$334	$317	$278	$326	$324	$268	$304	$260	$260
Accrued compensation and benefits	422	454	308	286	416	393	312	329	443
Deferred revenue	3,496	3,298	3,118	3,236	3,444	3,160	2,962	3,180	3,321
Current portion of long-term debt	997	982	968	955	-	-	-	-	596
Other current liabilities	318	431	336	311	321	348	317	282	273
Total current liabilities	5,567	5,482	5,008	5,114	4,505	4,169	3,895	4,051	4,893

Long-term debt	2,094	2,094	2,093	2,093	2,039	2,025	2,012	1,999	1,987
Long-term deferred revenue	521	508	501	509	529	505	490	509	498
Long-term deferred tax liabilities	426	344	334	311	314	377	354	369	320
Long-term income taxes payable	318	341	371	387	393	315	389	389	361
Other long-term obligations	60	60	75	84	94	80	78	79	79
Total liabilities	8,986	8,829	8,382	8,498	7,874	7,471	7,218	7,396	8,138

Total Symantec Corporation stockholders’ equity	5,522	5,256	5,183	5,099	5,206	4,742	4,638	4,659	4,626
Noncontrolling interest in subsidiary	-	-	15	80	78	86	85	80	77
Total stockholders’ equity	5,522	5,256	5,198	5,179	5,284	4,828	4,723	4,739	4,703

Total liabilities and stockholders’ equity	$14,508	$14,085	$13,580	$13,677	$13,158	$12,299	$11,941	$12,135	$12,841

(1) This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

Recast of Historical Financials – FY11-FY13

SYMANTEC CORPORATION

Trended Reconciliation of GAAP to Non-GAAP Statements of Income (1) (2)

(In millions, except per share data, unaudited)

	FY2013				FY2012				Year Ended
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	FY13	FY12	FY11
GAAP
Net revenue	$1,748	$1,791	$1,699	$1,668	$1,681	$1,715	$1,681	$1,653	$6,906	$6,730	$6,190
Cost of revenue	308	299	284	284	287	271	265	259	1,175	1,082	1,045
Gross profit	1,440	1,492	1,415	1,384	1,394	1,444	1,416	1,394	5,731	5,648	5,145
Operating expenses
Sales and marketing	693	724	667	668	713	697	706	673	2,752	2,789	2,575
Research and development	267	249	247	249	241	242	247	239	1,012	969	862
General and administrative	114	117	109	110	113	113	106	105	450	437	390
Amortization of intangible assets	71	71	72	72	72	73	73	71	286	289	270
Restructuring and transition	40	27	23	35	31	5	8	12	125	56	92
Impairment of intangible assets	-	-	-	-	4	-	-	-	-	4	27
Impairment of assets held for sale	-	-	-	-	-	-	-	-	-	-	2
Total operating expenses	1,185	1,188	1,118	1,134	1,174	1,130	1,140	1,100	4,625	4,544	4,218
Operating income	255	304	297	250	220	314	276	294	1,106	1,104	927
Non-operating income (expense)
Interest income	3	4	2	3	3	2	4	4	12	13	10
Interest expense	(37)	(38)	(35)	(29)	(28)	(27)	(28)	(32)	(139)	(115)	(143)
Other income (expense), net	12	20	1	(6)	(2)	(2)	2	(4)	27	(6)	(2)
Loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-	(16)
Loss from joint venture	-	-	-	-	-	-	(14)	(13)	-	(27)	(31)
Gain from sale of joint venture	-	-	-	-	526	-	-	-	-	526	-
Total non-operating (expense) income	(22)	(14)	(32)	(32)	499	(27)	(36)	(45)	(100)	391	(182)
Income before income taxes	233	290	265	218	719	287	240	249	1,006	1,495	745
Provision for income taxes	43	74	76	58	143	37	64	64	251	308	123
Net income	190	216	189	160	576	250	176	185	755	1,187	622
Less: Income (loss) attributable to noncontrolling interest	-	-	-	-	-	1	-	(1)	-	-	(4)
Net income attributable to Symantec Corporation stockholders	$190	$216	$189	$160	$576	$249	$176	$186	$755	$1,187	$626

Reconciliation of Non-GAAP Adjustments
Cost of revenue
Stock-based compensation	$3	$4	$4	$4	$4	$4	$3	$5	$15	$16	$22
Amortization of intangible assets	16	16	19	18	24	22	23	22	69	91	115
Total cost of revenue adjustment	19	20	23	22	28	26	26	27	84	107	137
Operating expenses
Stock-based compensation	36	38	41	34	37	42	35	34	149	148	123
Amortization of intangible assets	71	71	72	72	72	73	73	71	286	289	270
Restructuring and transition	40	27	23	35	31	5	8	12	125	56	92
Impairment of intangible assets	-	-	-	-	4	-	-	-	-	4	27
Impairment of assets held for sale	-	-	-	-	-	-	-	-	-	-	2
Acquisition/divestiture-related expenses	-	4	3	3	1	3	2	-	10	6	14
Internally developed software costs	-	-	-	-	-	-	-	-	-	-	(10)
Settlements of litigation	-	-	-	-	8	-	-	-	-	8	-
Total operating expense adjustment	147	140	139	144	153	123	118	117	570	511	518
Net income
Gross profit adjustment	19	20	23	22	28	26	26	27	84	107	137
Operating expense adjustment	147	140	139	144	153	123	118	117	570	511	518
Currency related adjustments from liquidation of foreign entities	-	-	-	-	-	-	-	-	-	-	21
Non-cash interest expense	15	15	15	13	14	12	13	17	58	56	96
Loss on sale of assets	-	-	-	7	-	-	-	-	7	-	-
Loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-	16
Loss (gain) on sale of short-term investments	-	-	-	-	-	-	1	-	-	1	(13)
Joint venture: Amortization of intangible assets	-	-	-	-	-	-	2	2	-	4	9
Gain from sale of joint venture	-	-	-	-	(526)	-	-	-	-	(526)	-
China VAT refund	(2)	(24)	-	-	-	-	-	-	(26)	-	-
Income tax effect on above items	(46)	(44)	(47)	(49)	61	(45)	(47)	(45)	(186)	(76)	(221)
Tax related adjustments:
Release of pre-acquisition tax contingencies	(7)	(6)	(7)	-	(6)	(42)	-	-	(20)	(48)	(32)
Change in valuation allowance	-	-	6	-	-	-	-	-	6	-	(9)
Total net income adjustment	$126	$101	$129	$137	$(276)	$74	$113	$118	$493	$29	$522

Non-GAAP
Net revenue	$1,748	$1,791	$1,699	$1,668	$1,681	$1,715	$1,681	$1,653	$6,906	$6,730	$6,190
Cost of revenue	289	279	261	262	259	245	239	232	1091	975	908
Gross profit	1,459	1,512	1,438	1,406	1,422	1,470	1,442	1,421	5,815	5,755	5,282
Operating expenses
Sales and marketing	677	706	650	652	695	677	689	658	2,685	2,719	2,518
Research and development	254	236	234	238	228	229	235	228	962	920	832
General and administrative	107	106	95	100	98	101	98	97	408	394	350
Total operating expenses	1,038	1,048	979	990	1,021	1,007	1,022	983	4,055	4,033	3,700
Operating income	421	464	459	416	401	463	420	438	1,760	1,722	1,582
Non-operating income (expense)
Interest income	3	4	2	3	3	2	4	4	12	13	10
Interest expense	(22)	(23)	(20)	(16)	(14)	(15)	(15)	(15)	(81)	(59)	(47)
Other income (expense), net	10	(4)	1	1	(2)	(2)	3	(4)	8	(5)	6
Loss from joint venture	-	-	-	-	-	-	(12)	(11)	-	(23)	(22)
Total non-operating expense	(9)	(23)	(17)	(12)	(13)	(15)	(20)	(26)	(61)	(74)	(53)
Income before income taxes	412	441	442	404	388	448	400	412	1,699	1,648	1,529
Provision for income taxes	96	124	124	107	88	124	111	109	451	432	385
Net income	316	317	318	297	300	324	289	303	1,248	1,216	1,144
Less: Income (loss) attributable to noncontrolling interest	-	-	-	-	-	1	-	(1)	-	-	(4)
Net income attributable to Symantec Corporation stockholders	$316	$317	$318	$297	$300	$323	$289	$304	$1,248	$1,216	$1,148

Shares
Diluted GAAP and Non-GAAP weighted-average shares outstanding attributable to Symantec Corporation stockholders	714	702	708	720	736	740	751	765	711	748	786

Reconciliation of Net Income per Share
GAAP net income per share attributable to Symantec Corporation stockholders	$0.27	$0.31	$0.27	$0.22	$0.78	$0.34	$0.23	$0.24	$1.06	$1.59	$0.80
Stock-based compensation adjustment per share, net of taxes	$0.04	$0.04	$0.05	$0.04	$0.04	$0.05	$0.04	$0.04	$0.17	$0.16	$0.14
Other non-GAAP adjustments per share, net of taxes	$0.13	$0.10	$0.13	$0.15	$(0.41)	$0.05	$0.11	$0.12	$0.53	$(0.12)	$0.52
Non-GAAP net income per share attributable to Symantec Corporation stockholders	$0.44	$0.45	$0.45	$0.41	$0.41	$0.44	$0.38	$0.40	$1.76	$1.63	$1.46

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures and Other Items in Appendix A.

(2) This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

Recast of Historical Financials – FY11-FY13

SYMANTEC CORPORATION

Trended Condensed Consolidated Statements of Cash Flow (1)

(In millions, unaudited)

	FY2013				FY2012				Year Ended
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	FY13	FY12	FY11
OPERATING ACTIVITIES:
Net income	$190	$216	$189	$160	$576	$250	$176	$185	$755	$1,187	$622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70	72	71	70	73	66	67	67	283	273	257
Amortization of intangible assets	87	87	91	90	96	95	96	93	355	380	385
Amortization of debt issuance costs and discounts	16	15	14	15	13	14	14	18	60	59	101
Stock-based compensation expense	39	42	45	38	41	46	38	39	164	164	145
Deferred income taxes	14	13	8	(4)	(12)	29	(6)	14	31	25	23
Excess income tax benefit from the exercise of stock options	(9)	(1)	(1)	-	(2)	(1)	(1)	(4)	(11)	(8)	(7)
Impairment of intangible assets	-	-	-	-	4	-	-	-	-	4	27
Net gain from sale of joint venture	-	-	-	-	(526)	-	-	-	-	(526)	-
Loss from joint venture	-	-	-	-	-	-	14	13	-	27	31
Liquidation of foreign entities	2	-	-	-	2	1	-	-	2	3	21
Other	17	(11)	2	6	(4)	(2)	1	4	14	(1)	5
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	37	(347)	(104)	307	77	(319)	(28)	359	(107)	89	(88)
Inventories, net	(5)	4	4	1	5	(5)	(2)	4	4	2	(4)
Deferred commissions	(4)	(6)	8	19	(28)	(15)	10	8	17	(25)	(47)
Accounts payable	41	26	(34)	-	21	(28)	45	(8)	33	30	2
Accrued compensation and benefits	(28)	147	18	(125)	18	81	(9)	(121)	12	(31)	72
Deferred revenue	269	189	(152)	(187)	285	238	(164)	(182)	119	177	442
Income taxes payable	(70)	(3)	22	20	36	(70)	51	22	(31)	39	(128)
Other assets	(23)	(21)	3	(27)	(5)	(6)	7	(10)	(68)	(14)	6
Other liabilities	(31)	41	(6)	(43)	17	29	(1)	2	(39)	47	(71)
Net cash provided by operating activities	612	463	178	340	687	403	308	503	1,593	1,901	1,794
INVESTING ACTIVITIES:
Purchases of property and equipment	(91)	(77)	(89)	(79)	(87)	(75)	(73)	(51)	(336)	(286)	(268)
Proceeds from sale of property and equipment	-	-	-	-	-	-	-	-	-	-	30
Cash payments for acquisitions, net of cash acquired	-	-	-	(28)	(144)	-	-	(364)	(28)	(508)	(1,537)
Purchases of equity investments	-	-	-	-	(10)	-	-	-	-	(10)	(7)
Proceeds from sale of joint venture	-	-	-	-	530	-	-	-	-	530	-
Purchases of short-term investments	-	-	-	-	-	(14)	(33)	-	-	(47)	-
Proceeds from sale of short-term investments	-	-	24	22	2	1	-	-	46	3	20
Other	(4)	1	-	2	2	(3)	1	-	(1)	-	2
Net cash (used in) provided by investing activities	(95)	(76)	(65)	(83)	293	(91)	(105)	(415)	(319)	(318)	(1,760)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	-	-	-	-	(5)	(1)	(1)	(600)	-	(607)	(513)
Net proceeds from sales of common stock under employee stock benefit plans	181	25	71	4	52	12	48	35	281	147	122
Excess income tax benefit from the exercise of stock options	9	1	1	-	2	1	1	4	11	8	7
Tax payments related to restricted stock units	(22)	(3)	(4)	(7)	(19)	(1)	(2)	(19)	(36)	(41)	(28)
Repurchases of common stock	(125)	(200)	(200)	(301)	(200)	(220)	(275)	(198)	(826)	(893)	(872)
Purchase of additional equity interest in subsidiary	(19)	-	(92)	-	-	-	-	-	(111)	-	-
Proceeds from debt issuance, net of discount	-	-	-	996	-	-	-	-	996	-	1,097
Proceeds from sale of bond hedge	-	-	-	-	-	-	-	-	-	-	13
Debt issuance costs	-	-	-	(7)	-	-	-	-	(7)	-	(10)
Net cash provided by (used in) financing activities	24	(177)	(224)	685	(170)	(209)	(229)	(778)	308	(1,386)	(184)
Effect of exchange rate fluctuations on cash and cash equivalents	(56)	(12)	31	(22)	25	9	(49)	30	(59)	15	71
Change in cash and cash equivalents	485	198	(80)	920	835	112	(75)	(660)	1,523	212	(79)
Beginning cash and cash equivalents	4,200	4,002	4,082	3,162	2,327	2,215	2,290	2,950	3,162	2,950	3,029
Ending cash and cash equivalents	$4,685	$4,200	$4,002	$4,082	$3,162	$2,327	$2,215	$2,290	$4,685	$3,162	$2,950

Supplemental cash flow disclosures:
Income taxes paid (net of refunds)									$252	$234	$224
Interest expense paid									$69	$56	$38

(1) This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

Recast of Historical Financials – FY11-FY13

SYMANTEC CORPORATION

Trended Reconciliation of GAAP Revenue and Operating Margin Detail (1)

(In millions, except operating margin data, unaudited)

	FY2013				FY2012				Year Ended
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	FY13	FY12	FY11
Revenue	$1,748	$1,791	$1,699	$1,668	$1,681	$1,715	$1,681	$1,653	$6,906	$6,730	$6,190

Revenue by Segment
User Productivity & Protection	747	749	743	737	736	747	747	744	2,976	2,974	2,822
Information Security	326	337	324	314	317	315	291	275	1,301	1,198	890
Information Management	675	705	632	617	628	653	643	634	2,629	2,558	2,478

Revenue by Segment Y/Y Growth Rate
User Productivity & Protection	1%	0%	-1%	-1%	0%	5%	10%	7%	0%	5%	NA
Information Security	3%	7%	11%	14%	16%	25%	44%	70%	9%	35%	NA
Information Management	7%	8%	-2%	-3%	-6%	2%	8%	10%	3%	3%	NA

Revenue by Segment Y/Y Growth Rate in Constant Currency (2)
User Productivity & Protection	3%	1%	3%	2%	1%	4%	6%	1%	2%	3%	NA
Information Security	4%	7%	14%	17%	16%	24%	38%	61%	10%	32%	NA
Information Management	8%	9%	2%	1%	-5%	2%	4%	4%	5%	1%	NA

Operating Income by Segment (3)
User Productivity & Protection	246	234	267	258	257	273	255	270	1,005	1,055	957
Information Security	15	27	14	(8)	(16)	(2)	(33)	(53)	48	(104)	(256)
Information Management	160	203	178	166	160	192	198	221	707	771	891
Total Operating Income by Segment	421	464	459	416	401	463	420	438	1,760	1,722	1,592
Reconciling Items:
Stock-based compensation	39	42	45	38	41	46	38	39	164	164	145
Amortization of intangible assets	87	87	91	90	96	95	96	93	355	380	385
Restructuring and transition	40	27	23	35	31	5	8	12	125	56	92
Impairment of intangible assets	-	-	-	-	4	-	-	-	-	4	27
Impairment of assets held for sale	-	-	-	-	-	-	-	-	-	-	2
Acquisition/divestiture-related expenses	-	4	3	3	1	3	2	-	10	6	14
Settlements of litigation	-	-	-	-	8	-	-	-	-	8	-
Total Consolidated Operating Income	$255	$304	$297	$250	$220	$314	$276	$294	$1,106	$1,104	$927

Operating Margin by Segment
User Productivity & Protection	33%	31%	36%	35%	35%	37%	34%	36%	34%	35%	34%
Information Security	5%	8%	4%	-3%	-5%	-1%	-11%	-19%	4%	-9%	-29%
Information Management	24%	29%	28%	27%	25%	29%	31%	5%	27%	30%	36%

(1) This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

(3) This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

Recast of Historical Financials – FY11-FY13

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A

Change in accounting policy: Effective March 30, 2013, we changed our accounting policy for sales commissions that are incremental and directly related to customer sales contracts in which revenue is deferred. These commission costs are accrued and capitalized upon execution of a non-cancelable customer contract, and subsequently expensed over the term of such contract in proportion to the related future revenue streams. For commission costs where revenue is recognized, the related commission costs are recorded in the period of revenue recognition. Prior to this change in accounting policy, commission costs were expensed in the period in which they were incurred. The adoption of this accounting policy change has been applied retrospectively to all periods presented in this document, in which the cumulative effect of the change has been reflected as of the beginning of the first period presented.

Segment reporting: We previously announced our new strategic direction during the fourth quarter of fiscal 2013. As part of the strategy, we made changes to the organization and to performance measurements. During the first quarter of fiscal 2014, we modified our segment reporting structure to match our operating structure. The historical periods presented have been adjusted to reflect the new reporting structure, which are now the following:

• User Productivity & Protection

• Information Security

• Information Management

Historically, we reported our Other segment which consisted primarily of sunset products and products nearing the end of their life cycle. As such there was no revenue associated with this segment. Additionally, this Other segment included certain general and administrative expenses, amortization of intangible assets, stock-based compensation expense, restructuring and transition expenses, and certain indirect costs that were not charged to the other operating segments. Effective fiscal 2014, we will allocate all of our shared expenses from this Other segment to the three new segments except for the following items: stock-based compensation, amortization of intangible assets, restructuring and transition, impairment of intangible assets, impairment of assets held for sale, acquisition/divestiture-related expenses and settlements of litigation.

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, certain costs associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Impairment of intangible assets: During the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011, we recorded an impairment losses of $4 million and $27 million, respectively, resulting from lower than expected future cash flows of non-core brand names. This impairment losses were primarily due to increased focus on using the Symantec and Norton brands rather than non-core brands in go-to-market efforts. We do not believe that these charges are indicative of future operating results. We believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Impairment of assets held for sale: We have committed to sell certain buildings and land. We have classified these assets as held for sale and adjusted the assets’ carrying value when above the fair market value less cost to sell. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We announced our divestiture of our joint venture with Huawei during the third quarter of fiscal 2012. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Recast of Historical Financials – FY11-FY13

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A (continued)

Internally developed software costs: During the second quarter of fiscal 2011, the Company reduced research and development expense by approximately $10 million related to increased capitalization of certain costs for internally developed software. This approach aligns the capitalization policies of the business we acquired from VeriSign with the equivalent policies previously utilized by our Hosted Services operation. The Company determined that this change was not material to previously reported results. The Company’s management excluded this immaterial item when evaluating its ongoing operating performance, and therefore excluded this benefit when presenting non-GAAP financial measures.

Settlements of litigation: From time to time we are party to legal settlements. We exclude the impact of these settlements because we do not consider these settlements to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

Currency related adjustments from liquidation of foreign entities: These items are the result of currency translation adjustments on the liquidation of dormant entities. We exclude the impact of these items because they are not closely related to, or a function of, our ongoing operations.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP has been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Loss on sale of assets: During the first quarter of fiscal 2013, management sold certain intangible assets pertaining to the Storage and Server Management segment and incurred a loss of $7 million. These intangible assets were acquired, in addition to other intangible assets, in an acquisition and did not meet the long-term strategic objectives of the segment. We have included the impact of this item in the Other income (expense), net in our GAAP income statement. The Company’s management excluded this item when evaluating its ongoing operating performance, and therefore excluded this loss when presenting non-GAAP financial measures.

Loss on early extinguishment of debt: During the second quarter of fiscal 2011, we purchased $500 million of aggregate principal amount of our 0.75% Convertible Senior Notes due June 15, 2011, from several holders in privately negotiated transactions for approximately $497 million net, in cash. The transaction resulted in a loss from extinguishment of debt of approximately $16 million, which represented the difference between the book value of the notes, net of the remaining unamortized discount prior to repurchase and the fair value of the liability component of the notes upon repurchase. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Loss (gain) on sale of short-term investments: This constitutes the gain or loss from the sale of the Company’s short-term investments. The Company’s management excludes this gain or loss when evaluating its ongoing performance and therefore excludes this gain or loss when presenting non-GAAP financial measures.

Joint venture: We exclude amortization of intangible assets related to the joint venture from our non-GAAP net income.

Gain from sale of joint venture: On March 30, 2012, we sold our 49% ownership interest in the joint venture to Huawei for $530 million in cash (less costs associated with the sale of the joint venture of $4 million). The Company’s management excludes this gain when evaluating its ongoing performance and therefore has excluded this gain when presenting non-GAAP financial measures.

China VAT refund: During the third quarter of fiscal 2013, we received a tax incentive from the China tax bureau in the form of value-added tax (“VAT”) refunds. The tax incentive is provided to software companies that perform research and development activities with respect to software in China. The refunds relate to VAT collected on qualifying software product sales during the periods from January 2011 through December 2012. This tax incentive plan was updated late in 2011 and it enabled companies to retrospectively apply the incentive back to January 2011. To maintain comparability of results across periods, we have excluded from our non-GAAP financial measures the portion of the refund representing periods ended prior to the third quarter of fiscal 2013.

Release of pre-acquisition tax contingencies: On December 10, 2009, the U.S. Tax Court issued its opinion on the Veritas Software tax assessment for 2000 and 2001, finding that our transfer pricing methodology, with appropriate adjustments, was the best method for assessing the value of the transaction at issue between Veritas and its offshore subsidiary. Our evaluation of the U.S. Tax Court’s ruling necessitated the release of certain tax accruals related to this matter in the December 2009 quarter. During the first quarter of fiscal 2011, we further reduced our previous accrual related to this matter to reflect the tax liability arising from our agreement with the IRS concerning the amount of the adjustment from the favorable U.S. Tax Court decision issued. As a result, we realized a benefit to GAAP net income of $39 million and a non-GAAP benefit of $7 million during the first quarter of fiscal 2011.

On December 2, 2009, we received a Revenue Agent’s Report from the IRS for the VERITAS 2002 through 2005 tax years assessing additional taxes due. We contested $80 million of tax assessed and all penalties. As a result of negotiations with the IRS Appeals in the December 2011 quarter, we remeasured certain tax accruals related to this matter. Accordingly, we realized a benefit to GAAP net income of $52 million and a non-GAAP benefit of $10 million.

During the fourth quarter of fiscal 2012, we remeasured certain tax accruals related to pre-acquisition contingencies. As a result, we realized benefits to GAAP net income of $7 million and non-GAAP net income of $1 million.

During the second quarter of fiscal 2013, certain tax accruals related to pre-acquisition contingencies were effectively settled. As a result, we realized benefits to GAAP net income of $12 million and non-GAAP net income of $5 million.

The non-GAAP benefit was due to the reversal of accrued interest recorded in our income statement during our post acquisition periods. Accordingly, the amount of this accrual has not been excluded from Symantec’s non-GAAP results.

During the third quarter of fiscal 2013, we executed the final closing agreement for the VERITAS 2002 through 2005 tax years and recorded a benefit to GAAP net income of $3 million and a non-GAAP expense $2 million, based on the closing agreement, as well as a GAAP benefit of $2 million for the adjustment of other pre-acquisition tax accruals. The non-GAAP expense was due to the additional accrual of post acquisition related interest.

During the fourth quarter of fiscal 2013, we recorded a benefit to GAAP net income of $7 million for the state impacts of the VERITAS 2002-2005 final closing agreement. The benefit has been excluded from our non-GAAP results as it relates to a pre-acquisition contingency.

Change in valuation allowance: Due to an acceleration in the use of our Irish net operating losses (“NOLs”), we have released in full the tax valuation allowance that was originally recorded against these NOLs in relation to the impairment of goodwill that we recorded solely to our GAAP results during the fourth quarter of fiscal 2011. To enhance consistency and comparability of results across periods, we exclude the impact of the release of the valuation allowance from our non-GAAP results.

As a result of an election made for state income tax purposes, we determined that it is not more-likely-than-not that we will utilize certain of our state tax credit carryforwards based on GAAP income allocated to the state. Accordingly, during the second quarter of fiscal 2013, we recorded a valuation allowance against certain state tax credit carryforwards.

To enhance consistency and comparability of results across periods, we exclude the impact of these releases of the valuation allowance from our non-GAAP results.